UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
FORM 8-K
______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2023
______________________________
BRP Group, Inc.
(Exact name of registrant as specified in its charter)
______________________________

Delaware	001-39095	61-1937225
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File No.)	Identification No.)
4211 W. Boy Scout Blvd., Suite 800, Tampa, Florida 33607
(Address of principal executive offices) (Zip code)
(Registrant's telephone number, including area code): (866) 279-0698
Not Applicable
(Former Name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	BRP	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On September 15, 2023 (the “Closing Date”), Baldwin Risk Partners, LLC (“BRP LLC”), a subsidiary of BRP Group, Inc., as borrower, entered into an Amendment No. 7 to the Credit Agreement (as defined below) (the “Amendment”) with JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”), certain material subsidiaries of BRP LLC (together with BRP LLC, the “Loan Parties”), as guarantors, and the several banks, financial institutions, institutional investors and other entities party thereto as lenders, pursuant to which that certain Credit Agreement, dated as of October 14, 2020, among the Loan Parties, the Agent and the several banks, financial institutions, institutional investors and other entities from time to time party thereto as lenders and letter of credit issuers (as amended by that certain Amendment No. 1, dated as of May 7, 2021, that certain Amendment No. 2, dated as of June 2, 2021, that certain Amendment No. 3, dated as of August 6, 2021, that certain Amendment No. 4, dated as of December 16, 2021, that certain Amendment No. 5, dated as of March 28, 2022, and that certain Amendment No. 6, dated as of June 27, 2023, the “Credit Agreement”), was amended to, among other things, provide for a new senior secured first lien incremental term loan facility in an aggregate principal amount of $170 million (the loan thereunder, the “Incremental Term Loan B”), which represents an increase in the aggregate principal amount of its existing senior secured first lien term facility maturing in 2027 (the loans thereunder, the “Existing Term Loans”) from $850 million to $1.02 billion. The Incremental Term Loan B was funded on the Closing Date, a portion of the proceeds of which were used to repay certain Revolving Loans (as defined in the Credit Agreement) outstanding under the Credit Agreement as of the Closing Date. The remaining proceeds of the Incremental Term Loan B are available for general corporate purposes of BRP LLC and certain of its subsidiaries. JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, BofA Securities, Inc., Capital One, National Association, Raymond James Bank, Morgan Stanley Senior Funding, Inc., Cadence Bank, N.A. and SouthState Bank, N.A. served as joint lead arrangers and joint bookrunners with respect to the Amendment.
The Incremental Term Loan B is subject to substantially the same terms to which the Existing Term Loans are subject under the Credit Agreement.
The foregoing description of the terms of the Amendment is not a complete description thereof and is qualified in its entirety by the full text of such agreement which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1
Amendment No. 7 to Credit Agreement, dated as of September 15, 2023, by and among Baldwin Risk Partners, LLC, a Delaware limited liability company, JPMorgan Chase Bank, N.A., as the Administrative Agent, the Guarantors party thereto, the Lenders party thereto and the Issuing Lenders party thereto

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRP GROUP, INC.

Date: September 19, 2023	By:	/s/ Bradford L. Hale
		Name:	Bradford L. Hale
		Title:	Chief Financial Officer